Exhibit 99.1

News Release

PS Business Parks, Inc.

701 Western Avenue

Glendale, CA 91201-2349

www.psbusinessparks.com

For Release:	Immediately
Date:	May 6, 2013
Contact:	Edward A. Stokx
(818) 244-8080, Ext. 1649

PS Business Parks, Inc. Reports Results for the First Quarter Ended March 31, 2013

GLENDALE, California — PS Business Parks, Inc. (NYSE:PSB) reported operating results for the first quarter ended March 31, 2013.

Funds from operations (“FFO”) allocable to common and dilutive shares were $38.1 million, or $1.20 per common and dilutive share for the three months ended March 31, 2013, a 2.6% per share increase from the three months ended March 31, 2012 of $37.1 million, or $1.17, as adjusted, per common and dilutive share before non-cash distributions. The increase in adjusted FFO per common and dilutive share for the three months ended March 31, 2013 over the same period in 2012 was primarily due to the increase in net operating income from Non-Same Park facilities combined with a decrease in interest expense partially offset by an increase in preferred equity distributions. Reported FFO allocable to common and dilutive shares for the three months ended March 31, 2012 was $31.9 million, or $1.01 per common and dilutive share.

Rental income increased $3.4 million, or 4.1%, from $84.7 million for the three months ended March 31, 2012 to $88.1 million for the three months ended March 31, 2013 primarily as a result of a $2.4 million increase in rental income from Non-Same Park facilities combined with a $1.0 million increase from the Same Park portfolio. The Same Park portfolio increase was driven by an increase in occupancy rates. Net income allocable to common shareholders increased $5.1 million, or 146.3%, from $3.5 million, or $0.14 per diluted share, for the three months ended March 31, 2012 to $8.5 million, or $0.35 per diluted share, for the three months ended March 31, 2013. The increase in net income allocable to common shareholders for the three months was primarily due to the net impact of non-cash preferred equity transactions related to first quarter of 2012 combined with an increase in net operating income and a decrease in interest expense.

In order to provide a meaningful period-to-period comparison of FFO derived from the Company’s ongoing business operations, the following table reconciles reported FFO to adjusted FFO which excludes the impact of non-cash distributions related to the redemption of preferred equity on the Company’s FFO per common and dilutive share for the three months ended March 31, 2013 and 2012:

	For The Three Months Ended March 31,
	2013	2012	Change
FFO per common and dilutive share, as reported	$1.20	$1.01	18.8%
Non-cash distributions related to the redemption of preferred equity	—	0.16

FFO per common and dilutive share, as adjusted	$1.20	$1.17	2.6%

Non-cash distributions related to the redemption of preferred equity of $5.3 million were included in net income allocable to preferred shareholders for the three months ended March 31, 2012.

Property Operations

To evaluate the performance of the Company’s portfolio over comparable periods, management analyzes the operating performance of properties owned and operated throughout both periods (herein referred to as “Same Park”). The Company defines Same Park to include all operating properties owned or acquired prior to January 1, 2011. Operating properties that the Company acquired subsequent to January 1, 2011 are referred to as “Non-Same Park.” For the three months ended March 31, 2013 and 2012, the Same Park facilities constitute 21.4 million rentable square feet, representing 76.0% of the 28.2 million square feet in the Company’s portfolio as of March 31, 2013.

The following table presents the operating results of the Company’s properties for the three months ended March 31, 2013 and 2012 in addition to other income and expense items affecting income from continuing operations (unaudited, in thousands, except per square foot amounts):

	For The Three Months Ended March 31,
	2013	2012	Change
Rental income:
Same Park (21.4 million rentable square feet)	$74,275	$73,229	1.4%
Non-Same Park (6.8 million rentable square feet)	13,845	11,448	20.9%

Total rental income	88,120	84,677	4.1%

Cost of operations:
Same Park	25,160	24,482	2.8%
Non-Same Park	4,224	3,633	16.3%

Total cost of operations	29,384	28,115	4.5%

Net operating income (1):
Same Park	49,115	48,747	0.8%
Non-Same Park	9,621	7,815	23.1%

Total net operating income	58,736	56,562	3.8%

Other:
Facility management fees	158	166	(4.8%)
Other income and expense	(4,545)	(5,305)	(14.3%)
Depreciation and amortization	(26,961)	(27,244)	(1.0%)
General and administrative	(2,399)	(2,273)	5.5%

Income from continuing operations	$24,989	$21,906	14.1%

Same Park gross margin (2)	66.1%	66.6%	(0.8%)
Same Park weighted average occupancy	92.0%	91.6%	0.4%
Non-Same Park weighted average occupancy	80.9%	81.0%	(0.1%)
Same Park annualized realized rent per square foot (3)	$15.07	$14.93	0.9%

(1)

Net operating income (“NOI”) is an important measurement in the commercial real estate industry for determining the value of the real estate generating the NOI. The Company’s calculation of NOI may not be comparable to those of other companies and should not be used as an alternative to measures of performance in accordance with generally accepted accounting principles (“GAAP”).

(2)	Same Park gross margin is computed by dividing Same Park NOI by Same Park rental income.
(3)	Same Park annualized realized rent per square foot represents the annualized Same Park rental income earned per occupied square foot.

Preferred Equity Transaction

On March 14, 2013, the Company issued $110.0 million or 4.4 million depositary shares, each representing 1/1,000 of a share of the 5.70% Cumulative Preferred Stock, Series V, at $25.00 per depositary share. The Company used the net proceeds from this issuance to reduce the Company’s unsecured term loan to $90.0 million.

In connection with the reduction of the term loan, the Company recorded accelerated amortization of commitment fees of $183,000 as interest expense for the three months ended March 31, 2013.

Mortgage Notes Repayment

In January, 2013, the Company repaid two mortgage notes payable totaling $18.1 million with a combined stated interest rate of 5.60%.

Financial Condition

The following are key financial ratios with respect to the Company’s leverage at and for the three months ended March 31, 2013:

Ratio of FFO to fixed charges (1)	12.4x
Ratio of FFO to fixed charges and preferred distributions (1)	3.1x
Debt and preferred equity to total market capitalization (based on common stock price of $78.92 at March 31, 2013)	34.8%
Available balance under the $250.0 million unsecured credit facility at March 31, 2013	$250.0 million

(1)	Fixed charges include interest expense of $4.5 million.

Distributions Declared

The Board of Directors declared a quarterly dividend of $0.44 per common share on May 6, 2013. Distributions were also declared on the various series of depositary shares, each representing 1/1,000 of a share of preferred stock listed below. Distributions are payable June 27, 2013 to shareholders of record on June 12, 2013.

Series	Dividend Rate	Dividend Declared
Series R	6.875%	$0.429688
Series S	6.450%	$0.403125
Series T	6.000%	$0.375000
Series U	5.750%	$0.359375
Series V	5.700%	$0.423542

Company Information

PS Business Parks, Inc., a member of the S&P SmallCap 600, is a self-advised and self-managed real estate investment trust (“REIT”) that acquires, develops, owns and operates commercial properties, primarily multi-tenant flex, office and industrial space. The Company defines “flex” space as buildings that are configured with a combination of office and warehouse space and can be designed to fit a number of uses (including office, assembly, showroom, laboratory, light manufacturing and warehouse space). As of March 31, 2013, the Company wholly owned 28.2 million rentable square feet with approximately 4,600 customers located in eight states, concentrated in California (11.1 million sq. ft.), Virginia (4.0 million sq. ft.), Florida (3.7 million sq. ft.), Texas (3.5 million sq. ft.), Maryland (2.4 million sq. ft.), Washington (1.5 million sq. ft.), Oregon (1.3 million sq. ft.) and Arizona (0.7 million sq. ft.).

Forward-Looking Statements

When used within this press release, the words “may,” “believes,” “anticipates,” “plans,” “expects,” “seeks,” “estimates,” “intends” and similar expressions are intended to identify “forward-looking statements.” Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results and performance of the Company to be materially different from those expressed or implied in the forward-looking statements. Such factors include the impact of competition from new and existing commercial facilities which could impact rents and occupancy levels at the Company’s facilities; the Company’s ability to evaluate, finance and integrate acquired and developed properties into the Company’s existing operations; the Company’s ability to effectively compete in the markets that it does business in; the impact of the regulatory environment as well as national, state and local laws and regulations including, without limitation, those governing REITs; the impact of general economic conditions upon rental rates and occupancy levels at the Company’s facilities; the availability of permanent capital at attractive rates, the outlook and actions of Rating Agencies and risks detailed from time to time in the Company’s SEC reports, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K.

Additional information about PS Business Parks, Inc., including more financial analysis of the first quarter operating results, is available on the Internet. The Company’s website is www.psbusinessparks.com.

A conference call is scheduled for Tuesday, May 7, 2013, at 9:00 a.m. (PDT) to discuss the first quarter results. The toll free number is (888) 299-3246; the conference ID is 42313299. The call will also be available via a live webcast on the Company’s website. A replay of the conference call will be available through May 14, 2013 at (855) 859-2056. A replay of the conference call will also be available on the Company’s website.

Additional financial data attached.

PS BUSINESS PARKS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	March 31,	December 31,
	2013	2012
	(Unaudited)
ASSETS
Cash and cash equivalents	$8,056	$12,883
Real estate facilities, at cost:
Land	787,425	793,352
Buildings and equipment	2,232,179	2,235,448

	3,019,604	3,028,800
Accumulated depreciation	(966,049)	(942,639)

	2,053,555	2,086,161
Land and building held for development	22,248	6,829

	2,075,803	2,092,990
Rent receivable	6,263	4,754
Deferred rent receivable	25,935	25,329
Other assets	10,634	15,861

Total assets	$2,126,691	$2,151,817

LIABILITIES AND EQUITY
Accrued and other liabilities	$66,154	$69,454
Term loan	90,000	200,000
Mortgage notes payable	250,000	268,102

Total liabilities	406,154	537,556
Commitments and contingencies
Equity:
PS Business Parks, Inc.’s shareholders’ equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, 39,800 and 35,400 shares issued and outstanding at March 31, 2013 and December 31, 2012, respectively	995,000	885,000
Common stock, $0.01 par value, 100,000,000 shares authorized, 24,335,136 and 24,298,475 shares issued and outstanding at March 31, 2013 and December 31, 2012, respectively	242	242
Paid-in capital	536,545	537,091
Cumulative net income	990,206	967,783
Cumulative distributions	(968,973)	(944,427)

Total PS Business Parks, Inc.’s shareholders’ equity	1,553,020	1,445,689
Noncontrolling interests:
Common units	167,517	168,572

Total noncontrolling interests	167,517	168,572

Total equity	1,720,537	1,614,261

Total liabilities and equity	$2,126,691	$2,151,817

PS BUSINESS PARKS, INC.

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited, in thousands, except per share amounts)

	For The Three Months Ended March 31,
	2013	2012
Revenues:
Rental income	$88,120	$84,677
Facility management fees	158	166

Total operating revenues	88,278	84,843

Expenses:
Cost of operations	29,384	28,115
Depreciation and amortization	26,961	27,244
General and administrative	2,399	2,273

Total operating expenses	58,744	57,632

Other income and (expense):
Interest and other income	43	43
Interest and other expense	(4,588)	(5,348)

Total other income and (expense)	(4,545)	(5,305)

Income from continuing operations	24,989	21,906

Discontinued operations:
Loss from discontinued operations	—	(61)

Total discontinued operations	—	(61)

Net income	$24,989	$21,845

Net income allocation:
Net income allocable to noncontrolling interests:
Noncontrolling interests — common units	$2,566	$1,049
Noncontrolling interests — preferred units	—	99

Total net income allocable to noncontrolling interests	2,566	1,148

Net income allocable to PS Business Parks, Inc.:
Preferred shareholders	13,850	17,186
Restricted stock unit holders	33	44
Common shareholders	8,540	3,467

Total net income allocable to PS Business Parks, Inc.	22,423	20,697

	$24,989	$21,845

Net income per common share — basic:
Continuing operations	$0.35	$0.15
Discontinued operations	$—	$—
Net income	$0.35	$0.14
Net income per common share — diluted:
Continuing operations	$0.35	$0.14
Discontinued operations	$—	$—
Net income	$0.35	$0.14
Weighted average common shares outstanding:
Basic	24,308	24,157

Diluted	24,411	24,241

PS BUSINESS PARKS, INC.

Computation of Diluted Funds from Operations (“FFO”) and Funds Available for Distribution (“FAD”)

(Unaudited, in thousands, except per share amounts)

	For The Three Months Ended March 31,
	2013	2012
Computation of Diluted Funds From Operations (“FFO”) (1):
Net income allocable to common shareholders	$8,540	$3,467
Adjustments:
Depreciation and amortization	26,961	27,299
Net income allocable to noncontrolling interests — common units	2,566	1,049
Net income allocable to restricted stock unit holders	33	44

FFO allocable to common and dilutive shares	$38,100	$31,859

Weighted average common shares outstanding	24,308	24,157
Weighted average common OP units outstanding	7,305	7,305
Weighted average restricted stock units outstanding	97	113
Weighted average common share equivalents outstanding	103	84

Total common and dilutive shares	31,813	31,659

FFO per common and dilutive share	$1.20	$1.01

Computation of Funds Available for Distribution (“FAD”) (2):
FFO allocable to common and dilutive shares	$38,100	$31,859
Adjustments:
Recurring capital improvements	(909)	(1,116)
Tenant improvements	(5,792)	(7,583)
Lease commissions	(2,215)	(1,269)
Straight-line rent	(606)	(1,136)
Non-cash stock compensation expense	1,423	1,266
In-place lease adjustment	72	159
Tenant improvement reimbursements, net of lease incentives	(277)	(170)
Non-cash distributions related to the redemption of preferred equity	—	5,260

FAD	$29,796	$27,270

Distributions to common and dilutive shares	$13,943	$13,907

Distribution payout ratio	46.8%	51.0%

(1)

Funds From Operations (“FFO”) is computed in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). The White Paper defines FFO as net income, computed in accordance with GAAP, before depreciation, amortization, gains or losses on asset dispositions, net income allocable to noncontrolling interests — common units, net income allocable to restricted stock unit holders, impairment charges and nonrecurring items. FFO should be analyzed in conjunction with net income. However, FFO should not be viewed as a substitute for net income as a measure of operating performance or liquidity as it does not reflect depreciation and amortization costs or the level of capital expenditure and leasing costs necessary to maintain the operating performance of the Company’s properties, which are significant economic costs and could materially impact the Company’s results from operations. Other REITs may use different methods for calculating FFO and, accordingly, the Company’s FFO may not be comparable to other real estate companies.

(2)

Funds Available for Distribution (“FAD”) is computed by adjusting consolidated FFO for recurring capital improvements, which the Company defines as those costs incurred to maintain the assets’ value, tenant improvements, lease commissions, straight-line rent, stock compensation expense, amortization of lease incentives and tenant improvement reimbursements, in-place lease adjustment and the effect of redemption/repurchase of preferred equity. Like FFO, the Company considers FAD to be a useful measure for investors to evaluate the operations and cash flows of a REIT. FAD does not represent net income or cash flow from operations as defined by GAAP.